 Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of China Recycling Energy Corporation of our report dated March 30, 2017 relating to the financial statements for the years ended December 31, 2016 and 2015, which appear in the 2016 Annual Report on Form 10-K. We also consent to the reference to us under the heading “Experts” in this Registration Statement.

/s/ MJF & Associates APC

MJF & Associates APC

Los Angeles, CA

December 1, 2017

515 S. Flower Street, Suite 3600, Los Angeles, CA 90071 Telephone: (213) 626-2701 Fax: (866) 510-6726

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